SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                                               93-1221399
-------                                                              ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3760 Pecos McLeod Drive, Las Vegas, Nevada                                89121
---------------------------------------------------                       -----
(Address of principal executive offices)                             (Zip Code)


                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 8.01 OTHER EVENTS.

LitFunding Corp., a Nevada corporation (the "Registrant") announces a correction to information included in its report on Form 8-K regarding recent financing, dated October 19, 2004. The correct name of the lending entity for proposed financing pursuant to a Letter of Intent is LitInvestmentsIII, not Andrew Green as previously announced. As proposed, LitInvestmentsIII will make a loan to a limited liability company formed by LitFunding USA, the new wholly owned operating subsidiary of the Registrant. Under the terms of the agreement, after fees and the return of capital loaned by LitInvestmentsIII, both the wholly-owned limited liability company and LitInvestmentsIII will participate in fees generated from the investments made. No changes are being made with regard to the information reported concerning Pacific Dawn Capital, LLC.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "projects", "foresee", "expects'", "anticipates," "estimates," "believes," "understands" or that by statements indicating certain actions "may," "could," or "might" occur.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       LitFunding Corp.
                                       a Nevada corporation


October 20, 2004                  By:  /s/ Morton Reed
                                       -----------------------------------
                                       Morton Reed, Chief Executive Officer